Exhibit 99.1
Contacts:

Media	Investors
Brad Bishop	Paul Blair	James T. Crines
574-372-4291	574-371-8042	574-372-4264
bradley.bishop@zimmer.com	paul.blair@zimmer.com	james.crines@zimmer.com
     Zimmer Holdings, Inc. Reports Second Quarter 2008 Financial Results
•	Net Sales of $1.08 billion represents an increase of 11% reported (5% constant currency)

•	Worldwide Reconstructive Sales increased 14% reported (8% constant currency)

•	Worldwide Knee Sales increased 15% reported (10% constant currency)

•	Diluted EPS were $0.99 reported and $1.03 adjusted, an increase of 5% adjusted over the prior year period

•	Zimmer voluntarily suspends U.S. marketing and distribution of Durom® Acetabular Component while it updates labeling and implements surgical technique training

•	Full-year Sales and EPS guidance revised
(WARSAW, IN) July 22, 2008—Zimmer Holdings, Inc. (NYSE and SWX: ZMH) today reported financial results for the quarter ended June 30, 2008. The Company reported second quarter net sales of $1.08 billion, an increase of 11% reported and 5% constant currency over the second quarter of 2007. Diluted earnings per share for the quarter were $0.99 reported and $1.03 adjusted, an increase of 5% adjusted over the prior year period.
“During the quarter, our worldwide knee sales grew by 10% constant currency as we continue to expand our industry-leading knee business by offering surgeons a comprehensive portfolio of proven designs and innovative new treatment options,” said David Dvorak, Zimmer President and CEO. “We are making substantial progress on our operating and infrastructure initiatives, in a manner designed to position Zimmer for sustainable growth in an expanding health care market. We have also been executing plans under our enhanced compliance model, including holding numerous productive meetings with surgeons to discuss how we will continue to collaborate to improve patient care.”
The Company resumed Zimmer Institute training activities, which will support the ongoing launches of several key products, including the Zimmer® NexGen® LPS-Flex Mobile Knee, the Gender Solutions™ Natural-Knee® Flex and the Gender Solutions™ Patello-Femoral Joint System in knees. Hip products include the VerSys® M/L Taper Hip with Kinectiv™ Technology and the Fitmore™ Hip stem. Absent any unforeseen events, the Company anticipates FDA clearance to market the EPOCH® Gender Solutions Hip during the second half of the year.
During the quarter, the Company utilized $276 million of cash and $220 million in borrowings to acquire 6.9 million shares. The Company completed its $1 billion stock repurchase program, which was scheduled to expire on December 31, 2008, and initiated the $1.25 billion repurchase program announced earlier in the year. Since its first repurchase program in 2006, Zimmer has used nearly $2 billion in internally generated funds to acquire more than 10% of its shares that were outstanding as of the end of 2005.
Sales Tables
The following tables provide sales results by geographic segment and product category, as well as the percentage change compared to the prior year quarter and six months on both a reported and constant currency basis.

NET SALES — THREE MONTHS ENDED JUNE 30, 2008
(in millions, unaudited)

			Constant
	Net	Reported	Currency
	Sales	% Growth	% Growth
Geographic Segments
Americas	$595	5%	4%
Europe	326	22	8
Asia Pacific	159	18	6

Total	1,080	11	5

Product Categories
Reconstructive
Americas	480	7	6
Europe	294	23	9
Asia Pacific	130	21	10

Total	904	14	8

Knees
Americas	280	9	9
Europe	125	24	10
Asia Pacific	62	25	14

Total	467	15	10

Hips
Americas	149	4	3
Europe	138	21	7
Asia Pacific	56	15	3

Total	343	12	4

Extremities	31	18	14

Dental	63	12	6

Trauma	55	9	3

Spine	55	11	9

OSP and other	66	(14)	(18)

NET SALES — SIX MONTHS ENDED JUNE 30, 2008
(in millions, unaudited)

			Constant
	Net	Reported	Currency
	Sales	% Growth	% Growth
Geographic Segments
Americas	$1,202	6%	5%
Europe	631	20	7
Asia Pacific	306	18	7

Total	2,139	11	6

Product Categories
Reconstructive
Americas	962	7	6
Europe	569	21	7
Asia Pacific	245	20	9

Total	1,776	13	7

Knees
Americas	560	8	8
Europe	245	21	8
Asia Pacific	116	25	13

Total	921	13	8

Hips
Americas	298	4	3
Europe	266	18	5
Asia Pacific	109	17	4

Total	673	11	4

Extremities	63	25	21

Dental	119	13	8

Trauma	110	10	4

Spine	109	14	11

OSP and other	144	(4)	(9)

Net earnings for the second quarter were $227 million on a reported basis and $237 million on an adjusted basis, an increase of 1% adjusted over the prior year period. Operating cash flow for the second quarter was $281 million. Net earnings for the first six months of 2008 were $466 million on a reported basis and were $481 million on an adjusted basis, an increase of 2% adjusted over the prior year period.
Durom Acetabular Component
Zimmer is temporarily suspending marketing and distribution of the Durom® Acetabular Component (Durom Cup) in the U.S. on a voluntary basis, while the Company updates labeling to provide more detailed surgical technique instructions to surgeons and implements its surgical training program in the U.S. The Durom Cup will continue to be marketed without interruption outside the U.S.
While many surgeons have had success implanting the Durom Cup since it was launched in the U.S. in 2006, a subset have reported cup loosenings and revisions of the acetabular component used in total hip replacement procedures. These results contrast with product experience in Europe, where post-marketing data continue to show excellent clinical outcomes since the product launched in 2003. Following a comprehensive review of clinical experience and product conformance to specifications in the U.S. and Europe, Zimmer has found no evidence of a defect in the materials, manufacture, or design of the implant. The Company has identified that surgeons who regularly achieve the desired outcome with the Durom Cup consistently execute crucial technique steps and place the cup in a specific manner. Following its review, Zimmer has determined that revised surgical technique instructions and a surgical training program are required to more consistently achieve desired clinical results in the U.S. The Company has shared its review and conclusions with the U.S. Food and Drug Administration and will continue to update the Agency.
While the Company believes the likelihood of currently implanted patients requiring revision is low, Zimmer has sent a letter to U.S surgeons advising them to stop implanting the Durom Cup, until the updated labeling is issued providing more detailed surgical technique instructions and they receive training. Additional information is being made available at www.zimmer.com.
Guidance
The Company is revising its guidance and expects full-year 2008 sales growth to be in a range of 8.5% to 9.0% over the prior year, which reflects constant currency growth of 4.5% to 5.0%. This compares with prior guidance of 10% to 11% reported and 6% to 7% constant currency growth over prior year. The adjustment to sales guidance includes a projected loss of $20 to $30 million in hip product sales pertaining to the Durom Cup in the U.S., weakness in U.S. Dental revenues and slower than anticipated uptake on certain new products. Adjusted diluted earnings per share for the full year are expected to be in a range of $4.05 to $4.10, as compared to prior guidance of $4.20 to $4.25. Revised earnings guidance gives effect to the reduction in sales from prior guidance as well as an increase in operating expenses associated with the global implementation of the Company’s enhanced compliance program. Further details regarding the revised guidance will be discussed during tomorrow’s investor conference call.
Conference Call
The Company will conduct its second quarter 2008 investor conference call tomorrow, July 23, 2008, at 8:00 a.m. Eastern Time. The live audio webcast can be accessed via Zimmer’s Investor Relations website at http://investor.zimmer.com. It will be archived for replay following the conference.
Individuals who wish to dial into the conference call may do so at (888) 881-6248. International callers should dial (706) 634-6422. A digital recording will be available two hours after the completion of the conference call from July 23, 2008 to August 6, 2008. To access the recording, US/Canada callers should dial (800) 642-1687, or for International callers, dial (706) 645-9291, and enter the Conference ID, 54192735. A copy of this press release and other financial and statistical information about the periods to be presented in the conference call will be accessible through the Zimmer website at http://investor.zimmer.com.
About the Company
Founded in 1927 and headquartered in Warsaw, Indiana, Zimmer is a worldwide leader in designing, developing, manufacturing and marketing orthopaedic reconstructive, spinal and trauma devices, dental implants, and related orthopaedic surgical products. Zimmer has operations in more than 25 countries around the world and sells products in more than 100 countries. Zimmer’s 2007 sales were approximately $3.9 billion. The Company is supported by the efforts of more than 8,000 employees worldwide.
###
For more information about Zimmer, visit www.zimmer.com
Note on Non-GAAP Financial Measures
As used in this press release, the term “adjusted” refers to operating performance measures that exclude inventory step-up and acquisition, integration and other expenses. The term “constant currency” refers to any financial measure that excludes the effect of changes in foreign currency exchange rates. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measure are included in this press release.
Zimmer Safe Harbor Statement
This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 based on current expectations, estimates, forecasts and projections about the orthopaedics industry, management’s beliefs and assumptions made by management. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to, our compliance with the Deferred Prosecution Agreement through March 2009 and the Corporate Integrity Agreement through 2012, the impact of our enhanced healthcare compliance global initiatives and business practices on our relationships with customers and consultants, our market share and our overall financial performance, the success of our quality initiatives, the outcome of the informal investigation by the U.S. Securities and Exchange Commission into Foreign Corrupt Practices Act matters announced in October 2007, price and product competition, rapid technological development, demographic changes, dependence on new product development, the mix of our products and services, supply and prices of raw materials and products, customer demand for our products and services, control of costs and expenses, our ability to obtain and maintain adequate intellectual property protection, our ability to successfully integrate acquired businesses, our ability to form and implement alliances, international growth, our compliance with governmental laws and regulations affecting our U.S. and international businesses including regulations of the U.S. Food and Drug Administration and foreign government regulators and tax obligations and risks, the impact of suspending U.S. distribution of one of our key hip replacement products, product liability and intellectual property litigation losses, reimbursement levels from third-party payors, cost-containment efforts of healthcare purchasing organizations, our ability to retain the independent agents and distributors who market our products, general industry and market conditions and growth rates and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations. For a further list and description of such risks and uncertainties, see our periodic reports filed with the U.S. Securities and Exchange Commission. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be set forth in our periodic reports. Readers of this document are cautioned not to place undue reliance on these forward-looking statements, since, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this document.

ZIMMER HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE THREE MONTHS ENDED JUNE 30, 2008 and 2007
(in millions, except per share amounts, unaudited)

	2008	2007	% Inc/(Dec)
Net Sales	$1,079.5	$970.6	11%
Cost of products sold	262.3	216.4	21

Gross Profit	817.2	754.2	8

Research and development	50.1	53.5	(6)
Selling, general and administrative	446.2	374.3	19
Acquisition, integration and other expense (income)	12.5	3.9	220

Operating expenses	508.8	431.7	18

Operating Profit	308.4	322.5	(4)
Interest and other	6.8	1.3	433

Earnings before income taxes and minority interest	315.2	323.8	(3)
Provision for income taxes	87.8	92.2	(5)
Minority interest	(0.3)	(0.1)	33

Net Earnings	$227.1	$231.5	(2)

Earnings Per Common Share
Basic	$0.99	$0.98	1
Diluted	$0.99	$0.97	2

Weighted Average Common Shares Outstanding
Basic	228.4	236.9
Diluted	229.5	239.2

ZIMMER HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE SIX MONTHS ENDED JUNE 30, 2008 and 2007
(in millions, except per share amounts, unaudited)

	2008	2007	% Inc/(Dec)
Net Sales	$2,138.7	$1,920.8	11%
Cost of products sold	517.0	422.8	22

Gross Profit	1,621.7	1,498.0	8

Research and development	100.1	105.8	(5)
Selling, general and administrative	861.8	735.9	17
Acquisition, integration and other expense	19.8	6.6	202

Operating expenses	981.7	848.3	16

Operating Profit	640.0	649.7	(2)
Interest and other	7.8	1.1	642

Earnings before income taxes and minority interest	647.8	650.8	0
Provision for income taxes	180.9	185.5	(2)
Minority interest	(0.5)	(0.4)	25

Net Earnings	$466.4	$464.9	0

Earnings Per Common Share
Basic	$2.02	$1.96	3
Diluted	$2.01	$1.94	3

Weighted Average Common Shares Outstanding
Basic	230.5	236.9
Diluted	231.7	239.2

ZIMMER HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)

	June 30,	December 31,
	2008	2007
	(unaudited)
Assets
Current Assets:
Cash and equivalents	$388.1	$463.9
Restricted cash	2.8	2.5
Receivables, net	782.5	674.3
Inventories, net	800.7	727.8
Other current assets	234.0	214.2

Total current assets	2,208.1	2,082.7

Property, plant and equipment, net	1,113.7	971.9
Goodwill	2,721.3	2,621.4
Intangible assets, net	721.9	743.8
Other assets	177.4	213.9

Total Assets	$6,942.4	$6,633.7

Liabilities and Shareholders’ Equity

Current liabilities	$807.9	$748.6
Other long-term liabilities	296.9	328.4
Long-term debt	329.3	104.3
Minority interest	3.3	2.8
Shareholders’ equity	5,505.0	5,449.6

Total Liabilities and Shareholders’ Equity	$6,942.4	$6,633.7

ZIMMER HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2008 and 2007
(in millions, unaudited)

	2008	2007
Cash flows provided by (used in) operating activities
Net earnings	$466.4	$464.9
Depreciation and amortization	129.2	109.4
Non-cash gain on sale of assets	(8.7)	—
Share-based compensation	39.4	41.1
Income tax benefits from stock option exercises	10.0	37.9
Excess income tax benefits from stock option exercises	(6.0)	(25.6)
Changes in operating assets and liabilities
Income taxes	(35.7)	4.1
Receivables	(81.9)	(54.2)
Inventories	(53.8)	(36.8)
Accounts payable and accrued expenses	87.6	2.4
Other assets and liabilities	(23.2)	(47.5)

Net cash provided by operating activities	523.3	495.7

Cash flows provided by (used in) investing activities
Additions to instruments	(119.5)	(72.9)
Additions to other property, plant and equipment	(121.5)	(70.3)
Proceeds from sale of assets	12.0	—
Acquisitions, net of acquired cash	(7.5)	(112.1)

Net cash used in investing activities	(236.5)	(255.3)

Cash flows provided by (used in) financing activities
Net borrowings under credit facilities	220.0	—
Proceeds from employee stock compensation plans	45.2	132.1
Excess income tax benefits from stock option exercises	6.0	25.6
Repurchase of common stock	(640.2)	(305.2)

Net cash used in financing activities	(369.0)	(147.5)

Effect of exchange rates on cash and equivalents	6.4	0.1

Increase (Decrease) in cash and equivalents	(75.8)	93.0
Cash and equivalents, beginning of period	463.9	265.7

Cash and equivalents, end of period	$388.1	$358.7

ZIMMER HOLDINGS, INC.
NET SALES BY GEOGRAPHIC SEGMENT
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2008 and 2007
(in millions, unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2008	2007	% Inc/(Dec)	2008	2007	% Inc/(Dec)
Americas	$594.5	$568.1	5%	$1,201.6	$1,135.9	6%
Europe	325.8	267.2	22	631.3	526.0	20
Asia Pacific	159.2	135.3	18	305.8	258.9	18

Total	$1,079.5	$970.6	11	$2,138.7	$1,920.8	11

ZIMMER HOLDINGS, INC.
NET SALES BY PRODUCT CATEGORY
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2008 and 2007
(in millions, unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2008	2007	% Inc/(Dec)	2008	2007	% Inc/(Dec)
Reconstructive	$904.1	$794.7	14%	$1,775.6	$1,574.2	13%
Trauma	54.7	50.3	9	110.2	100.4	10
Spine	54.5	49.0	11	108.8	95.7	14
OSP and other	66.2	76.6	(14)	144.1	150.5	(4)

Total	$1,079.5	$970.6	11	$2,138.7	$1,920.8	11

ZIMMER HOLDINGS, INC.
RECONCILIATION OF REPORTED % GROWTH TO
CONSTANT CURRENCY % GROWTH
(unaudited)

	For the Three Months Ended
	June 30, 2008
		Foreign	Constant
	Reported	Exchange	Currency
	% Growth	Impact	% Growth
Geographic Segments
Americas	5%	1%	4%
Europe	22	14	8
Asia Pacific	18	12	6
Total	11	6	5

Product Categories
Reconstructive
Americas	7	1	6
Europe	23	14	9
Asia Pacific	21	11	10
Total	14	6	8

Knees
Americas	9	0	9
Europe	24	14	10
Asia Pacific	25	11	14
Total	15	5	10

Hips
Americas	4	1	3
Europe	21	14	7
Asia Pacific	15	12	3
Total	12	8	4

Extremities	18	4	14

Dental	12	6	6

Trauma	9	6	3

Spine	11	2	9

OSP and other	(14)	4	(18)

ZIMMER HOLDINGS, INC.
RECONCILIATION OF REPORTED % GROWTH TO
CONSTANT CURRENCY % GROWTH
(unaudited)

	For the Six Months Ended
	June 30, 2008
		Foreign	Constant
	Reported	Exchange	Currency
	% Growth	Impact	% Growth
Geographic Segments
Americas	6%	1%	5%
Europe	20	13	7
Asia Pacific	18	11	7
Total	11	5	6

Product Categories
Reconstructive
Americas	7	1	6
Europe	21	14	7
Asia Pacific	20	11	9
Total	13	6	7

Knees
Americas	8	0	8
Europe	21	13	8
Asia Pacific	25	12	13
Total	13	5	8

Hips
Americas	4	1	3
Europe	18	13	5
Asia Pacific	17	13	4
Total	11	7	4

Extremities	25	4	21

Dental	13	5	8

Trauma	10	6	4

Spine	14	3	11

OSP and other	(4)	5	(9)

ZIMMER HOLDINGS, INC.
Reconciliation of Net Earnings and Adjusted Net Earnings
For the Three Months Ended June 30, 2008 and 2007
(in millions, unaudited)

	Three Months
	Ended June 30,
	2008	2007
Net Earnings	$227.1	$231.5
Inventory step-up	1.5	0.3
Acquisition, integration and other	12.5	3.9
Taxes on acquisition, integration and other and inventory step-up	(4.2)	(1.0)

Adjusted Net Earnings	$236.9	$234.7

ZIMMER HOLDINGS, INC.
Reconciliation of Net Earnings and Adjusted Net Earnings
For the Six Months Ended June 30, 2008 and 2007
(in millions, unaudited)

	Six Months
	Ended June 30,
	2008	2007
Net Earnings	$466.4	$464.9
Inventory step-up	1.8	0.3
Acquisition, integration and other	19.8	6.6
Taxes on acquisition, integration and other and inventory step-up	(6.8)	(1.7)

Adjusted Net Earnings	$481.2	$470.1

ZIMMER HOLDINGS, INC.
Reconciliation of Diluted EPS and Adjusted Diluted EPS
For the Three Months Ended June 30, 2008 and 2007
(unaudited)

	Three Months
	Ended June 30,
	2008	2007
Diluted EPS	$0.99	$0.97
Inventory step-up	0.01	—
Acquisition, integration and other	0.05	0.02
Taxes on acquisition, integration and other and inventory step-up	(0.02)	(0.01)

Adjusted Diluted EPS	$1.03	$0.98

ZIMMER HOLDINGS, INC.
Reconciliation of Diluted EPS and Adjusted Diluted EPS
For the Six Months Ended June 30, 2008 and 2007
(unaudited)

	Six Months
	Ended June 30,
	2008	2007
Diluted EPS	$2.01	$1.94
Inventory step-up	0.01	—
Acquisition, integration and other	0.09	0.03
Taxes on acquisition, integration and other and inventory step-up	(0.03)	—

Adjusted Diluted EPS	$2.08	$1.97

ZIMMER HOLDINGS, INC.
Reconciliation of 2008 Projected Diluted EPS
and Projected Adjusted Diluted EPS
(unaudited)

	Low	High
Projected Twelve Months Ended December 31, 2008:
Diluted EPS	$3.97	$4.02
Inventory step-up	0.01	0.01
Acquisition, integration and other, net of tax	0.07	0.07

Adjusted Diluted EPS	$4.05	$4.10